Exhibit 24

POWER OF ATTORNEY

INDIANA MICHIGAN POWER COMPANY
Annual Report on Form 10-K for the Fiscal Year Ended
December 31, 2009

The undersigned directors of INDIANA MICHIGAN POWER COMPANY, an Indiana corporation (the "Company"), do hereby constitute and appoint MICHAEL G. MORRIS, CHARLES E. ZEBULA and BRIAN X. TIERNEY, and each of them, their attorneys-in-fact and agents, to execute for them, and in their names, and in any and all of their capacities, the Annual Report of the Company on Form 10-K, pursuant to Section 13 of the Securities Exchange Act of 1934, for the fiscal year ended December 31, 2009, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform every act and thing required or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF the undersigned have hereunto set their hands this 23rd day of February, 2010.

/s/ Nicholas K. Akins	/s/ Susanne M. Moorman Rowe
Nicholas K. Akins	Susanne M. Moorman Rowe

/s/ J. Edward Ehler	/s/ Michael G. Morris
J. Edward Ehler	Michael G. Morris

/s/ Carl L. English	/s/ Helen J. Murray
Carl L. English	Helen J. Murray

/s/ Allen R. Glassburn	/s/ Mark A. Peifer
Allen R. Glassburn	Mark A. Peifer

/s/ JoAnn M. Grevenow	/s/ Robert P. Powers
JoAnn M. Grevenow	Robert P. Powers

/s/ Scott M. Krawec	/s/ Brian X. Tierney
Scott M. Krawec	Brian X. Tierney

/s/ Marc E. Lewis	/s/ Susan Tomasky
Marc E. Lewis	Susan Tomasky

/s/ Venita McCellon-Allen
Venita McCellon-Allen